Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kit Shing, CHEUNG, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Etoiles Capital Group Co., Ltd for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Etoiles Capital Group Co., Ltd.

Date: May 13, 2026

/s/ Kit Shing, CHEUNG
Kit Shing, CHEUNG
Chief Executive Officer
(Principal Executive Officer)

I, Hon Fai, TAM, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Etoiles Capital Group Co., Ltd for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Etoiles Capital Group Co., Ltd.

Date: May 13, 2026

/s/ Hon Fai, TAM
Hon Fai, TAM
Chief Financial Officer
(Principal Accounting and Financial Officer)